UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

100 Bayview Circle, Suite 6000

Newport Beach, California 92660-8915

(Address of principal executive offices)

(949) 255-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Director Compensation.

On December 15, 2005, the Board of Directors of Sybron Dental Specialties, Inc. (the “Company”) amended the compensation structure for directors, effective as of October 1, 2005, the beginning of the Company’s fiscal year. The Board amended the cash compensation component to eliminate the payment of meeting fees and to establish a single annual retainer that reflects an amount appropriate for the expected duties of the directors, including preparing for and attending board and committee meetings. The annual retainers will be paid for each fiscal year on or about the date of the Company’s annual meeting of stockholders held during that fiscal year; the annual retainer for any director who serves less than an entire fiscal year will be prorated. Each non-employee director will be paid an annual retainer of $35,000 and an annual payment of $5,000 for each committee on which the director serves, other than the Audit Committee; Audit Committee members will receive an annual payment of $15,000. Each non-employee director serving as the chair of a Board committee or as the Chairman of the Board will receive an additional $5,000 payment for their services, other than the Audit Committee Chairman, who will receive an additional $10,000 payment.

Set forth below is a summary of fiscal 2006 board member compensation assuming that there are no changes in fiscal 2006 to committee composition:

Name	Annual Retainer	Audit Committee		Compensation Committee		Corporate Governance Committee		Chairman of the Board	Total Cash Compensation	Securities Underlying Options (#)
Dennis Brown	$35,000	$15,000							$50,000	10,000
William A. Donan	$35,000			$5,000		$5,000			$45,000	10,000
Donald N. Ecker	$35,000	$25,000	(1)						$60,000	10,000
R. Jeffrey Harris	$35,000			$10,000	(1)	$5,000			$50,000	10,000
Robert W. Klemme	$35,000			$5,000		$10,000	(1)		$50,000	10,000
James R. Parks	$35,000	$15,000							$50,000	10,000
Kenneth F. Yontz	$35,000							$5,000	$40,000	10,000

(1)	Committee chairperson

The Board made no change to the Company’s Outside Directors’ Stock Option Plan.

Fiscal 2006 Base Salary Increases and Salary Grade Percentages.

On September 19, 2005, the Compensation Committee of the Board of Directors approved the annual base salaries (effective as of October 1, 2005) for each of the Company’s executive officers. The following table sets forth the annual base salary levels and salary grade percentages (the percentages used in determining annual performance bonuses) for the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers serving as executive officers at the end of fiscal 2005:

Name and Position	Fiscal 2006 Base Salary	Salary Grade Percentages
Floyd W. Pickrell, Jr. President and Chief Executive Officer	$650,000	55%
Stephen J. Tomassi Vice President—General Counsel and Secretary	$305,000	42%
Daniel E. Even(1) President, Ormco Corporation	$305,000(1)	42%(1)
Steven J. Semmelmayer President, Kerr Corporation	$295,500	42%
Bernard J. Pitz Vice President—Finance, Chief Financial Officer and Treasurer	$305,000	42%

(1)	In connection with Mr. Even’s election as the Company’s Executive Vice President—Global Operations on January 9, 2006, Mr. Even’s base salary was increased to $375,000, effective as of January 1, 2006, and his salary grade percentage was changed to 48%.

Adoption of Executive Officer Annual Performance Bonus Plan.

On December 15, 2005, the Board of Directors of the Company adopted a new annual performance bonus plan that replaces the Senior Executive Incentive Compensation Plan (the “2002 Bonus Plan”). The new plan, the Executive Officer Annual Performance Bonus Plan (the “2006 Bonus Plan”), is similar to the 2002 Bonus Plan, as the awards under the plan are linked to the Company’s year-over-year earnings growth. However, the 2006 Bonus Plan contains a provision that decreases the amount of the executive’s bonus award if the Company does not achieve its return on invested capital target (“ROIC”) for the fiscal year in which the bonus award is earned.

The Board of Directors has directed the Company’s management to seek stockholder approval of the 2006 Bonus Plan at the 2006 annual meeting of stockholders, as the plan must be approved by the stockholders for awards under the 2006 Bonus Plan to qualify under Section 162(m) of the Internal Revenue Code as “performance-based compensation.”

Like the 2002 Bonus Plan, the 2006 Bonus Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).

Each of the Company’s eight present executive officers is currently a participant in the 2006 Bonus Plan. While their right to participate in the plan is determined annually by the Committee, it is expected all of the Company’s executive officers will continue to participate in the plan. Any executive officer identified by the Committee as having direct responsibility for the operations of one of the Company’s business segments or its principal subsidiaries is referred to as a “Segment Executive”.

For the executive officers, other than the Segment Executives, there are two components to the 2006 Bonus Plan: the Earnings Per Share Growth Component (the “EPS Growth Component”) and the Company ROIC Component. The EPS Growth Component is calculated by multiplying an executive’s Salary Grade Percentage times the Company Success Factor times the executive’s base salary. The Salary Grade Percentage is determined by the executive’s salary grade. The Salary Grade Percentages currently range from 16% of base salary for an executive at executive salary grade 3 to 55% of base salary for an executive at executive salary grade 21.

The Company Success Factor for any fiscal year varies in accordance with the amount by which the Company’s adjusted basic earnings per share in the fiscal year for which the EPS Growth Component is being calculated are greater than the prior year’s adjusted basic earnings per share. The Committee shall establish for each fiscal year the Company Success Factor associated with each percentage of growth over the prior fiscal year in the adjusted basic earnings per share. The Committee will generally establish a growth threshold which must be achieved before the Company Success Factor exceeds 0. The 2006 Bonus Plan presently requires 6% growth in adjusted basic earnings per share over the prior year before the Company Success Factor exceeds 0. At 6% growth, the Company Success Factor would be 1.00. For each percentage point of growth beyond 6%, the 2006 Bonus Plan presently increases the Company Success Factor by 25 basis points. For example, if growth in adjusted basic earnings per share over the prior year is 12%, the Company Success Factor would be 2.50.

The Company ROIC Component is determined by comparing the Company’s ROIC for the fiscal year (the “Actual ROIC”) for which a bonus award is being calculated to the ROIC target established by the Committee for that fiscal year (the “ROIC Target”). The Company ROIC Component is 1.0 if the Actual ROIC equals or exceeds the ROIC Target and is .75 if the Actual ROIC is less than the ROIC Target. The ROIC Target for fiscal year 2006 is 14.2%.

The 2006 Bonus Plan, as it applies to the Segment Executives, is modified to link a portion of the award earned under the plan to the performance of the business segment for which the Segment Executive is responsible. The modification adds two new components to the calculation of a Segment Executive’s award under the 2006 Bonus Plan. The two additional components are the Segment Adjusted Operating Income Growth Component and the

Segment ROIC Component. The Segment Adjusted Operating Income Growth Component is calculated by multiplying a Segment Executive’s Salary Grade Percentage times the applicable Segment Success Factor times the Segment Executive’s base salary. The Salary Grade Percentage used is the same percentage used when calculating the EPS Growth Component.

The Segment Success Factor for any fiscal year varies in accordance with the amount by which the adjusted operating income of the business segment in the fiscal year for which the Segment Adjusted Operating Income Growth Component is being calculated is greater than the prior year’s adjusted operating income for the segment. The Committee shall establish for each fiscal year a Segment Success Factor for each of the Company’s business segments associated with the percentage of growth over the prior fiscal year in the adjusted operating income of the segment. The Committee will generally establish a growth threshold which must be achieved before the Segment Success Factor exceeds 0. The 2006 Bonus Plan presently requires each of the Company’s business segments (Professional Dental and Specialty Products) to achieve 6% growth in adjusted operating income over the prior year before the Segment Success Factor exceeds 0. At 6% growth, the Segment Success Factor would be 1.00. For each percentage point of growth beyond 6%, the 2006 Bonus Plan presently increases the Segment Success Factor by 25 basis points. For example, if growth in adjusted operating income over the prior year is 12%, the Success Factor would be 2.50.

The Segment ROIC Component is determined in a manner similar to the Company ROIC Component. The business segment’s ROIC for the fiscal year (the “Segment Actual ROIC”) for which an award is being calculated is compared to the segment’s ROIC target, as established by the Committee for that fiscal year (the “Segment ROIC Target”). The Segment ROIC Component equals 1.0, if the Segment Actual ROIC equals or exceeds the Segment ROIC Target and equals .75 if the Segment Actual ROIC is less than the Segment ROIC Target.

For the executive officers, other than the Segment Executives, an award under the 2006 Bonus Plan is calculated by multiplying the executive’s EPS Growth Component times the Company ROIC Component. The awards for the Segment Executives shall be calculated as follows: (EPS Growth Component x Company ROIC Component x 50%) + (Segment Adjusted Operating Income Component x Segment ROIC Component x 50%).

The foregoing description of the 2006 Bonus Plan is qualified in its entirety by reference to the text of the plan, which is incorporated by reference as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated Herein By Reference To	Filed Herewith
10.1	Sybron Dental Specialties, Inc. Executive Officer Annual Performance Bonus Plan	Exhibit A to Sybron Dental Specialties, Inc.’s Proxy Statement dated January 9, 2006 for the 2006 Annual Meeting of Stockholders

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: January 13, 2006	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Incorporated Herein By Reference To	Filed Herewith
10.1	Sybron Dental Specialties, Inc. Executive Officer Annual Performance Bonus Plan	Exhibit A to Sybron Dental Specialties, Inc.’s Proxy Statement dated January 9, 2006 for the 2006 Annual Meeting of Stockholders